UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 24, 2009

PepsiCo, Inc.

(Exact Name of Registrant as Specified in Charter)

North Carolina	1-1183	13-1584302
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Anderson Hill Road, Purchase, New York	10577
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 253-2000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

As previously disclosed, beginning in the first quarter of 2009, PepsiCo, Inc. (the “Company”) realigned certain countries within its PepsiCo International business unit to be consistent with changes in geographic responsibility. As a result, the Company’s businesses in Turkey and certain Central Asia markets became part of its United Kingdom & Europe segment, which was renamed the Europe segment. These countries were formerly part of the Company’s Middle East, Asia & Africa segment, which was renamed the Asia, Middle East & Africa (“AMEA”) segment. These changes did not impact the Company’s other existing reportable segments.

In addition, the Company discusses volume for its beverage businesses on a bottler case sale (“BCS”) basis in which all beverage volume is converted to an 8-ounce metric. Beginning in the first quarter of 2009, the Company will report BCS volume for PepsiCo Beverages North America (“PBNA”) on a period basis. PBNA is included within the Company’s PepsiCo Americas Beverages (“PAB”) segment. PBNA’s BCS volume was previously reported to the Company by its bottlers on a monthly basis. There was no impact to PBNA’s full-year volume results from the BCS volume reporting calendar change. In addition, this change did not impact the Company’s BCS volume reporting or quarterly and full-year volume results in its Europe or AMEA segments or its Latin America beverage business within PAB.

The Company is filing this Current Report on Form 8-K to reclassify historical segment information to correspond with the Company’s current segment structure and to reflect the change in PBNA’s BCS quarterly volume reporting discussed above.

Exhibits 99.1, 99.2 and 99.3 to this Current Report on Form 8-K, each of which are incorporated by reference herein, provide a summary of the effects of the above reclassification of historical segment information on the Company’s historical segment results on a reported and core basis. For further information about the Company’s core results, including a description of items excluded from these results, see Exhibits 99.2 and 99.3 to this Current Report on Form 8-K.

Exhibit 99.4 to this Current Report on Form 8-K, which is incorporated by reference herein, provides reclassified segment discussions within Part I, “Item 1. Business;” Part II, “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations;” and footnotes 1, 3 and 4 to the Company’s consolidated financial statements, in each case as included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 27, 2008 (the “2008 Form 10-K”) as filed with the Securities and Exchange Commission (“SEC”) on February 19, 2009.

The changes in the segment structure and PBNA’s BCS volume reporting calendar discussed above, as reflected in the information included in this Current Report on Form 8-K, affect only the manner in which the results for the Europe and AMEA segments and PBNA’s BCS volume were previously reported. This Current Report on Form 8-K does not reclassify or restate the Company’s previously reported consolidated financial statements for any period, and all other information in the 2008 Form 10-K remains unchanged, including footnote 2 and footnotes 5 through 14 to the Company’s consolidated financial statements, and has not been otherwise updated for events or developments that occurred subsequent to the filing of the 2008 Form 10-K with the SEC. Beginning in the first quarter of 2009, the Company’s financial statements will reflect the new segment structure and PBNA’s BCS volume reporting calendar change with prior periods adjusted accordingly.

Item 9.01(d).	Exhibits

Exhibit No.	Description
23	Consent of Independent Registered Public Accounting Firm

99.1	Schedule of Reclassified Operating Segment Data – Reported Basis

99.2	Schedule of Reclassified Operating Segment Data – Comparison of Core Results

99.3	Schedule of Reconciliation of Non-GAAP to GAAP Financial Information

99.4	Part I, “Item 1. Business;” Part II, “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations;” Consolidated Financial Statements (as Previously Reported) and Accompanying Revised Footnotes; and the Report of Independent Registered Public Accounting Firm

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEPSICO, INC.

DATE: March 24, 2009	By:	/s/ Thomas H. Tamoney, Jr.
	Name:	Thomas H. Tamoney, Jr.
	Title:	Senior Vice President, Deputy General Counsel and Assistant Secretary